UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2007

Sepracor Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 31, 2007 (“Effective Date”), Sepracor entered into a license agreement (the “Agreement”) with Bial – Poretela & Ca, S.A. (“Bial”) for the development and commercialization in the United States and Canada of Bial’s anti-epileptic compound, BIA 2-093. Under the Agreement, Sepracor is required to pay Bial an upfront payment of $75 million and subsequent payments upon accomplishment of various development and regulatory milestones, which could include up to an additional $100 million if all milestones are met.  Bial will also receive compensation for providing finished product pursuant to a supply agreement to be entered within 180 days of the Effective Date, which will be calculated as a percentage of the average net selling price for finished tablets, and milestone payments upon FDA approval of additional indications, if any.

Under the Agreement, Sepracor will be responsible for further developing BIA 2-093, filing a New Drug Application (“NDA”) for BIA 2-093 with the United States Food and Drug Administration (“FDA”), seeking regulatory approval for BIA 2-093 in Canada and, contingent upon obtaining such regulatory approvals, commercializing the product in the United States and/or Canada.

The Agreement will remain in effect in each country within the territory until the later of ten years after the first commercial sale under the Agreement, expiration of the last to expire of the Bial patents covering BIA 2-093, and the last to expire of the Exclusivity Rights (as defined in the Agreement) in the relevant country. The Agreement also contains customary early termination and non-compete provisions.

This Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements with respect to the timing and success of regulatory events relating to BIA 2-093, the supply of finished product by or on behalf of Bial; and future payments by Sepracor to Bial. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: clinical benefits, efficacy and safety of BIA 2-093; the timing and success of submission, acceptance, and approval of regulatory filings for BIA 2-093; unexpected delays in commercial introduction, and the commercial success, of BIA 2-093; the success of Sepracor’s alliance with Bial; Sepracor’s ability to obtain favorable reimbursement levels, or to obtain reimbursement approval at all, for BIA 2-093, if approved for commercialization; the scope of Bial’s and/or Sepracor’s patents and the patents of others; the ability of Sepracor and Bial to attract and retain qualified personnel; and certain other factors that may affect future operating results that are detailed in Sepracor’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 filed with the Securities and Exchange Commission.

In addition, the statements in this Report on Form 8-K represent Sepracor’s expectations and beliefs as of the date of this Report. Sepracor anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Sepracor may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Sepracor’s expectations or beliefs as of any date subsequent to the date of this Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: January 4, 2008	By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: Executive Vice President, General
Counsel and Corporate Secretary